AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2010.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2935531
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

825 E. MIDDLEFIELD ROAD

MOUNTAIN VIEW, CA 94043

(650) 623-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

TODD G. SIMPSON, Ph.D.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

c/o DITECH NETWORKS, INC.

825 E. MIDDLEFIELD ROAD

MOUNTAIN VIEW, CA 94043

(650) 623-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Brett D. White, Esq.

COOLEY LLP

3175 Hanover Street

Palo Alto, CA 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	200,000	$1.45	(2)	$290,000	(2)	$20.68
Preferred Share Purchase Rights	200,000		(3)		(3)		(3)

(1)

This Registration Statement shall cover any additional shares of Common Stock and Preferred Share Purchase Rights that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon $1.45, the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Stock Market for November 16, 2010, for shares available for future grant under the Ditech Networks, Inc. 1999 Employee Stock Purchase Plan.

(3)

Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Ditech Networks, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)           The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on July 14, 2010.

(b)           The Company’s Quarterly Report on Form 10-Q filed with the SEC on September 13, 2010.

(c)           The Company’s Current Reports on Form 8-K filed with the SEC on May 5, 2010, May 27, 2010, July 8, 2010, and September 22, 2010.

(d)           The description of the Company’s Common Stock, which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 8-A on May 28, 1999, including any amendment or report filed for the purpose of updating such description.

(e)           The description of the Company’s Preferred Share Purchase Rights, which is contained in a registration statement filed under the Exchange Act on Form 8-A on July 8, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation limits the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware as it currently exists.  Consequently, subject to the General Corporation Law of the State of Delaware, no director will be personally liable to the Company or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for (1) acts or omissions involving intentional misconduct or knowing violations of law; (2) unlawful distributions; or (3) transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

The Company’s certificate of incorporation also provides that the Company may indemnify any individual made a party to a proceeding because that individual is or was a director or officer, and this right to indemnification will continue as to an individual who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors or administrators.  Any repeal of or modification to the Company’s certificate of incorporation may not adversely affect any right of a director or officer who is or was a director or officer at the time of any repeal or modification.  To the extent the provisions of the Company’s certificate of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and they are therefore unenforceable.

The Company’s bylaws provide that it will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

The Company has entered into agreements to indemnify directors, certain officers and other agents, in addition to indemnification provided for in the Company’s certificate of incorporation or bylaws.  These agreements, among other things, indemnify the Company’s directors and certain officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person’s services as the Company’s director or officer or any other company or enterprise to which the person provides services at the Company’s request.  The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit
Number	Note	Description

3.1	(1)	Restated Certificate of Incorporation of the Company.

3.2	(2)	Bylaws of the Company, as amended and restated.

4.1	(3)	Specimen Stock Certificate.

4.2	(4)	Rights Agreement, dated as of March 26, 2001 among the Company and Wells Fargo Bank Minnesota, N.A.

4.3	(5)	Amendment No. 1 to Rights Agreement, dated as of July 7, 2010, between Ditech Networks, Inc. and Wells Fargo Bank, N.A

4.3	(6)	Form of Rights Certificate.

5.1		Opinion of Cooley LLP.

23.1		Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3		Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature page.

99.1	(7)	1999 Employee Stock Purchase Plan, as amended.

(1)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Current Report on Form 8-K, filed with the SEC on May 22, 2006 (File No. 000-26209).

(2)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, filed with the SEC on July 14, 2010 (File No. 000-26209).

(3)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Registration Statement on Form S-1 (File No. 333-75063), declared effective on June 9, 1999.

(4)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2001.

(5)                                 Incorporated by reference from Exhibit 4.1 from Ditech’s Current Report on Form 8-K, filed with the SEC on July 8, 2010 (File No. 000-26209).

(6)                                 Incorporated by reference from Exhibit A to Amendment No. 1 to Rights Agreement, filed as Exhibit 4.1 from Ditech’s Current Report on Form 8-K, filed with the SEC on July 8, 2010 (File No. 000-26209).

(7)                                 Incorporated by reference from the Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on August 18, 2010 (File No. 000-26209).

UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 19th day of November, 2010.

DITECH NETWORKS, INC.

By:	/s/ Todd G. Simpson
Todd G. Simpson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd G. Simpson and William J. Tamblyn, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd G. Simpson	President and Chief Executive Officer (Principal Executive Officer)	November 18, 2010
Todd G. Simpson

/s/ William J. Tamblyn	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2010
William J. Tamblyn

/s/ Alan B. Howe	Chairman of the Board and Director	November 17, 2010
Alan B. Howe

/s/ William A. Hasler	Director	November 18, 2010
William A. Hasler

/s/ Frank J. Sansone	Director	November 18, 2010
Frank J. Sansone

/s/ David M. Sugishita	Director	November 17, 2010
David M. Sugishita

EXHIBIT INDEX

Exhibit
Number	Note	Description

3.1	(1)	Restated Certificate of Incorporation of the Company.

3.2	(2)	Bylaws of the Company, as amended and restated.

4.1	(3)	Specimen Stock Certificate.

4.2	(4)	Rights Agreement, dated as of March 26, 2001 among the Company and Wells Fargo Bank Minnesota, N.A.

4.3	(5)	Amendment No. 1 to Rights Agreement, dated as of July 7, 2010, between Ditech Networks, Inc. and Wells Fargo Bank, N.A

4.3	(6)	Form of Rights Certificate.

5.1		Opinion of Cooley LLP.

23.1		Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3		Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature page.

99.1	(7)	1999 Employee Stock Purchase Plan, as amended.

(1)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Current Report on Form 8-K, filed with the SEC on May 22, 2006 (File No. 000-26209).

(2)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, filed with the SEC on July 14, 2010 (File No. 000-26209).

(3)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Registration Statement on Form S-1 (File No. 333-75063), declared effective on June 9, 1999.

(4)                                 Incorporated by reference from the exhibit with corresponding description from the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2001.

(5)                                 Incorporated by reference from Exhibit 4.1 from Ditech’s Current Report on Form 8-K, filed with the SEC on July 8, 2010 (File No. 000-26209).

(6)                                 Incorporated by reference from Exhibit A to Amendment No. 1 to Rights Agreement, filed as Exhibit 4.1 from Ditech’s Current Report on Form 8-K, filed with the SEC on July 8, 2010 (File No. 000-26209).

(7)                                 Incorporated by reference from the Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on August 18, 2010 (File No. 000-26209).